UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2005

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 11, 2005, the registrant entered into a separation agreement with Antonius Schuh, Ph.D., President and Chief Executive Officer of the registrant. As described in Item 5.02 of this current report, Dr. Schuh resigned from his position as President and Chief Executive Officer and as a member of the Board of Directors of the registrant effective February 11, 2005 (the “Resignation Date”). Under the separation agreement, Dr. Schuh will remain as a consultant to the registrant during the period he receives severance from the registrant. Dr. Schuh is entitled to receive severance from the registrant under the separation agreement during the period (the “Severance Pay Period”) commencing on the Resignation Date and ending on the earlier of (i) his commencement of employment for certain employers identified on a schedule attached to the separation agreement, or (ii) February 11, 2006. During the Severance Pay Period, Dr. Schuh will receive severance pay in the form of continuation of his base salary in effect as of the Resignation Date and he will continue to be reimbursed for the same portion of his qualifying health insurance premiums for which he was reimbursed by the registrant during his employment and to be provided with the use of the automobile that he had the use of as of the Resignation Date. In exchange for his severance benefits under the separation agreement, Dr. Schuh released all claims against the registrant.

The description of the separation agreement set forth above is qualified in its entirety by reference to the actual terms of the separation agreement, which is filed as Exhibit 99.1 to this current report and is incorporated herein by this reference.

Item 1.02. Termination of Material Definitive Agreement.

On February 11, 2005, the registrant entered into a separation agreement with Antonius Schuh, Ph.D., former President and Chief Executive Officer of the registrant. The separation agreement is in full satisfaction of and terminates the First Amended and Restated Employment Agreement dated June 1, 2000 between the registrant and Dr. Schuh. The separation agreement is described in Item 1.01 of this current report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 8, 2005, the registrant issued a news release announcing that Antonius Schuh, Ph.D., has resigned from his position as the registrant’s President and Chief Executive Officer and a member of the Board of Directors of the registrant by mutual agreement with the Board. Stephen L. Zaniboni, the registrant’s Chief Financial Officer, has been appointed as acting Chief Executive Officer as of February 11, 2005 while the Board searches for a permanent replacement. A copy of the news release announcing Dr. Schuh’s resignation is attached hereto as Exhibit 99.2.

2.

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits

99.1	Separation Agreement dated February 11, 2005 by and between the registrant and Antonius Schuh, Ph.D.

99.2	News release dated February 8, 2005 of the registrant.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ Stephen L. Zaniboni
Date: February 14, 2005		Stephen L. Zaniboni
Interim Chief Executive Officer
and Chief Financial Officer

4.

INDEX TO EXHIBITS

99.1	Separation Agreement dated February 11, 2005 by and between the registrant and Antonius Schuh, Ph.D.

99.2	News release dated February 8, 2005 of the registrant.

5.